                                                                      EXHIBIT 21

                                PLC SYSTEMS INC.

                           SUBSIDIARIES OF REGISTRANT



1.)      PLC Medical Systems, Inc., a Delaware Corporation

2.)      PLC Sistemas Medicos Internacionais GmbH, a German Corporation

3.)      PLC Medical Systems AG, a Swiss Corporation

4.)      PLC Medical Systems Asia/Pacific Pte Ltd, a Singapore Corporation

5.)      PLC Medical Systems Australia Pty Ltd, an Australian Corporation